CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As an independent Certified Public Accountant, I hereby consent to the incorporation in this Form 10SB-A Registration Statement of my Audit Report of International Power Group, LTD. dated June 22, 2005 for the period ended December 31, 2004, and to all references to my Firm included in this registration statement.





/s/ Robert G. Jeffrey
---------------------
    Robert G. Jeffrey



Wayne, New Jersey 07470
October 21, 2005





























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